Crowe

Crowe Chizek and Company LLC
Member Horwath International

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Jacksonville Bancorp, Inc. of our report dated March 25, 2008 with respect to the consolidated financial statements of Jacksonville Bancorp, Inc., which report appears in the Annual Report on Form 10-K of Jacksonville Bancorp, Inc. for the year ended December 31, 2007.

Crowe Chizek and Company LLC

Crowe Chizek and Company LLC

Fort Lauderdale, Florida
August 8, 2008